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                                                         Exhibit 23.1

The Board of Directors
REV Holdings Inc.:

We consent to the use of our reports dated March 30, 2000 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                s\ KPMG LLP

New York, New York
January 26, 2001